Exhibit 10.6

                              SPONSORSHIP AGREEMENT


     This Sponsorship Agreement (the "Agreement") is entered into as of the 16th day of August, 1999 (the "Effective Date") by and between drkoop.com inc., a Texas corporation, located at 8920 Business Park Drive, Longhorn Suite, Austin, Texas 78759 ("drkoop.com"), and Nutrisystem, a [Pennsylvania] corporation, located at 202 Welsh Road, Horsham, PA 19044 ("Sponsor").

                                    RECITALS

     WHEREAS, drkoop.com inc develops, markets and maintains an integrated suite of Internet enabled, consumer oriented software applications and services, including but not limited to, drkoop.com, electronic data interchange services, and advertising and promotional services on the Internet at the website http://www.drkoop.com (the "drkoop.com Website");

     WHEREAS, Sponsor markets and sells weight loss management systems.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                              SPONSORSHIP SERVICES

     During the term of this agreement, drkoop.com agrees to provide Sponsor with the advertising and/or sponsorship services described in Appendix A.


                                   ARTICLE I.
                               SPONSORSHIP POLICY

     1.1. Content. Sponsor shall provide advertising and logo content (the "Advertising Content") in accordance with the specifications set forth on Exhibit B attached hereto. DRKOOP.COM reserves the right, without liability, and at its sole discretion, to exclude any Advertisement Content or to terminate any links that drkoop.com deems inappropriate.

     1.2. Changes and Cancellations. Any cancellations or change orders must be made in writing and acknowledged by DRKOOP.COM. Sponsor shall not be required to change Advertising Content more often than once per month. Sponsor shall provide DRKOOP.COM with Advertising Content artwork at least five business days in advance of the publication date.

     1.3. Statistics. DRKOOP.COM shall provide Sponsor with Sponsor usage statistics on a monthly basis. Sponsor shall have the right to use such data for its internal business purposes, but may not provide such data for use by third parties.

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     1.4. Publication Error. In the event of a publication error in the
Advertising Content arising exclusively from the fault of DRKOOP.COM, Sponsor shall notify DRKOOP.COM of such error and DRKOOP.COM will use reasonable efforts to promptly correct the error. DRKOOP.COM 's sole obligation and liability for such publication errors shall be to use reasonable efforts to promptly correct such errors.

     1.5. Payment.

     1.5.1. Fees. In consideration for the Services, Sponsor shall pay
DRKOOP.COM the fee of $[     ] (the "Fees") as follows. Such Fees shall be paid
in one payment of $[     ] at the effective date of the agreement term and
twelve (12) consecutive monthly installments of $[     ], with the first monthly
payment due and payable one month from the commencement of delivery of advertising services.

     1.5.2. Taxes. Sponsor shall be responsible for the collection of any and all value added, consumption, sales, use or similar taxes and fees payable with respect to the Services and shall pay such collected taxes to the relevant tax authorities.

                                   ARTICLE II.
                                OWNERSHIP OF DATA

     2.1. User Data. Drkoop.com requests its users ("Individual Users"), to provide personal information when they sign up for certain services including requesting information on a specific disease, chat rooms and forums ("User Data"). Such User Data is owned by each Individual User and drkoop.com does not use or disclose any such User Data without the consent of the Individual User.

     2.2. Data Release to Sponsor. Drkoop.com shall provide to Sponsor any and all User Data for which the Individual User has specifically authorized release to Sponsor. All other user data would be available on an aggregate basis. In the event that an Individual User grants rights to Sponsor for use of his User Data, Sponsor shall use its best efforts to keep User Data confidential and shall only use such data in an ethical manner. Sponsor may use User Data for its own purposes, but User Data may not be disclosed, sold, assigned, leased or otherwise disposed of to third parties by Sponsor.

     2.3. Data Confidentiality. The User Data shall be drkoop.com Confidential Information under Article 5 and shall in addition be subject to the terms of this Article 3. Sponsor shall be liable for the conduct of its employees, agents and representatives who in any way breach this Amendment. Sponsor's obligations to treat the User Data as Confidential Information under Article 5 and this
Article 3 shall continue in perpetuity following termination of this Amendment.

                                  ARTICLE III.
                                     LICENSE

     3.1. License. Sponsor grants to drkoop.com a non-exclusive, limited right and license to use and display the Advertising Content for the sole purpose of providing the Services. Sponsor

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shall retain all right, title, and interest (including all copyrights, service marks, trademarks and other intellectual property rights) in the Advertising Content and drkoop.com shall not acquire any interest therein.

     3.2. Intellectual Property Ownership. Drkoop.com shall retain all right, title and interest (including all copyrights, patents, service marks, trademarks and other intellectual property rights) in the drkoop.com Web Site. Except for the license granted pursuant to this Agreement, Sponsor shall not acquire any interest in the drkoop.com Web Site or any other services or materials, or any copies or portions thereof, provided by drkoop.com pursuant to this Agreement.

     3.3. Use of Name and Likeness. Sponsor shall not have any right to use the name and/or likeness of Dr. C. Everett Koop or to make any statements, whether written or oral, which state or otherwise imply, directly or indirectly, any endorsement from or affiliation with Dr. Koop in any manner whatsoever without the prior written consent of DRKOOP.COM, which consent may be withheld in DRKOOP.COM's sole discretion.

                                   ARTICLE IV.
                                 CONFIDENTIALITY

     4.1. Confidentiality. For the purposes of this Agreement, "Confidential Information" means non-public information about the disclosing party's business or activities that is proprietary and confidential, which shall include, without limitation, all business, financial, technical and other information of a party marked or designated "confidential" or by its nature or the circumstances surrounding its disclosure should reasonably be regarded as confidential. Confidential Information includes not only written or other tangible information, but also information transferred orally, visually, electronically or by any other means. Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement,
(ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation or
(iii) the receiving party knew prior to receiving such information from the disclosing party or develops independently.

     4.2. Exclusions. Each party agrees (i) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

     4.3. Exceptions. Notwithstanding the foregoing, each party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or
(ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors. Except as set forth in this Section 5.3, the terms and conditions of the Agreement will be deemed to be the Confidential Information of each party and will not be disclosed without the prior written consent of the other party.

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                                   ARTICLE V.
                 REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     5.1. Sponsor Warranty. Sponsor represents and warrants for the benefit of DRKOOP.COM that the Advertising Content is true and correct and does not and will not for the term of this Agreement infringe upon or violate: (i) any copyright of any third party and does not and will not constitute a defamation or invasion of the rights of privacy or publicity of any kind of any third party, (ii) any applicable law, regulation or non-proprietary third-party right. Sponsor further represents and warrants for the benefit of DRKOOP.COM that the Advertising Content does not contain any material which is unlawful, harmful, abusive, hateful, obscene, threatening or defamatory and Sponsor is not an entity or an affiliate of any entity which engages in the manufacture or wholesale distribution of tobacco or tobacco products (such activities are collectively referred to herein as "Tobacco Industry Affiliation").

     5.2. Indemnification By Sponsor. Sponsor agrees to indemnify and hold harmless DRKOOP.COM, its officers, directors, employees, and agents from and against any claims, demands, causes of action and judgments (including reasonable attorneys' fees and court costs) (collectively, "DRKOOP.COM Claims") by any third party rising out of any breach or alleged breach of any of Sponsor' representations and warranties contained in this Section 6.1, provided that DRKOOP.COM gives Sponsor prompt written notice of the assertion of any such DRKOOP.COM Claim Sponsor shall have the option to undertake and control the defense and settlement of any such DRKOOP.COM Claim; provided, however, that (i) DRKOOP.COM may participate in any such proceeding at its own expense with counsel of its own choosing, and (ii) Sponsor shall not settle any such DRKOOP.COM Claim in a manner that adversely affects DRKOOP.COM unless DRKOOP.COM agrees to such settlement in writing.

                                   ARTICLE VI.
                             LIMITATION OF LIABILITY

     6.1. Warranty. DRKOOP.COM will use commercially reasonable efforts to maintain the DRKOOP.COM Website available and display the Advertising Content twenty four hours per day each day during the term of the Agreement. DRKOOP.COM shall install and maintain a commercially acceptable system of collecting information about Impressions and other data relating to the use of the Advertising Content. DRKOOP.COM warrants to Sponsor that it will make reasonable effort to perform the Services in a competent manner.

     6.2. Exclusion of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, DRKOOP.COM MAKES NO WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY AND ALL WARRANTIES WITH REGARD TO DRKOOP.COM'S WEBSITE AND SERVICES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF NONINFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN PARTICULAR, AND NOT BY WAY OF LIMITATION, DRKOOP.COM DOES NOT WARRANT THAT ITS WEBSITE WILL OPERATE ERROR-FREE OR WITHOUT INTERRUPTION.

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     6.3. Damages. IN NO EVENT SHALL DRKOOP.COM BE LIABLE TO SPONSOR FOR ANY
SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) STRICT LIABILITY OR OTHERWISE AND IRRESPECTIVE OF WHETHER DRKOOP.COM HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. Notwithstanding the foregoing, in no event shall DRKOOP.COM's cumulative liability under this Agreement exceed the amount actually paid by Sponsor to DRKOOP.COM in the immediately preceding six (6) month period.

                                  ARTICLE VII.
                              TERM AND TERMINATION

     7.1. Term; Termination. This Agreement will remain in effect from the effective date to one year after implementation of advertising services to sponsor. Implementation of advertising services will commence on October 1, 1999. Upon completion of the agreement term, sponsor retains the right of first refusal for the premier sponsorship of the weight management center on www.drkoop.com.

     7.2. Termination for Tobacco Industry Affiliation. Upon commencing any activities relating to Tobacco Industry Affiliation (as defined in Section 6.1), Sponsor shall promptly notify DRKOOP.COM of its intent to undertake Tobacco Industry Affiliation. Upon receipt of such notice or upon learning of any such Tobacco Industry Affiliation from a third party, DRKOOP.COM shall have the right to terminate this Agreement immediately on written notice to Sponsor without liability of any kind.

     7.3. Termination for Cause. Either party may terminate this Agreement upon thirty (30) days' written notice of a breach by the other party, provided such breach is not cured within such thirty-day period.

     7.4. Termination by Insolvency. Either party may terminate this Agreement by providing written notice to the other party if the other party ceases to function as a going concern, becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, permits a petition in bankruptcy to be filed against it, or admits in writing its inability to pay its debts as they mature, or if a receiver is appointed for a substantial part of its assets.

     7.5. Survival. The following Sections shall survive termination of this
Agreement: Section ___, Article 5 (Confidentiality), Article 6
(Indemnification), Article 6 (Limitation of Liability), Section 7.5 (Effect of Termination) and Article 9 (General). [NEED TO UPDATE]

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                                  ARTICLE VIII.
                                     GENERAL

     8.1. Publicity. Except as may be required by applicable laws and regulations or a court of competent jurisdiction, or as required to meet credit and financing arrangements, or as required or appropriate in the reasonable judgment of either party to satisfy the disclosure requirements of an applicable securities law or regulation or any applicable accounting standard, neither party shall make any public release respecting this Agreement and the terms hereof without the prior consent of the other party.

     8.2. Arbitration. Any and all disputes, controversies and claims arising out of or relating to this Agreement or concerning the respective rights or obligations of the parties hereto shall be settled and determined by arbitration in Austin, Texas before one (1) arbitrator pursuant to the Commercial Rules then in effect of the American Arbitration Association. Each party shall have no longer than three (3) days to present its position. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement. The parties agree that the arbitrators shall have the power to award damages, injunctive relief and reasonable attorneys' fees and expenses to any party in such arbitration.

     8.3. Assignment. Neither party may assign this Agreement, in whole or in part, without the other party's written consent, which consent will not be unreasonably withheld, except that a party's rights hereunder may be transferred to a successor of all or substantially all of the business and assets of the party regardless of how the transaction or series of related transactions is structured.

     8.4. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to its laws or rules relating to conflicts of laws.

     8.5. Notice. All notices, statements and reports required or permitted by this Agreement shall be in writing and deemed to have been effectively given and received: (i) five (5) business days after the date of mailing if sent by registered or certified U.S. mail, postage prepaid, with return receipt requested; (ii) when transmitted if sent by facsimile, provided a confirmation of transmission is produced by the sending machine and a copy of such facsimile is promptly sent by another means specified in this section; or (iii) when delivered if delivered personally or sent by express courier service. Notices shall be addressed as follows:

     For DRKOOP.COM:                           For Sponsor:

           Drkoop.com Inc.                            Nutrisystem

           8920 Business Park Drive                   202 Welsh Road
           Austin, TX  78759
           Attn:  Chief Financial Officer             Horsham, PA  19044


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                                                     Attn:  Brian Haveson

                                                     President



Either party may change its address for the purpose of this paragraph by notice given pursuant to this paragraph.

     8.6. No Agency. The parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

     8.7. Severability. In the event that any of the provisions of this Agreement are held to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

     8.8. Entire Agreement. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

     8.9. Counterparts. This Agreement may be signed in counterparts which, when signed, shall constitute one document.



     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        ACCEPTED BY:

                                        Drkoop.com inc.


                                        By: /s/ Susan Georgen-Saad
                                            ------------------------------
                                             Name: Susan Georgen-Saad
                                             Title: CFO


                                        Nutrisystem


                                        By: /s/ Brian Haveson
                                            ------------------------------
                                            Name:  Brian Haveson
                                            Title:  President

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                                    EXHIBIT A

                              Advertising Services

1. Nutrisystem shall be the premier sponsor of 75% of the content within the Weight Management Center on www.drkoop.com public site.

2. Drkoop.com shall not display banner advertising on the Weight Management Center from any direct competitor. Drkoop.com shall not display a direct competitor's logo button on the drkoop.com home page when the sponsor's logo is simultaneously being presented. As used herein, "Director Competitor" shall meany any company whose primary function is the administration of weight loss programs. This does not include companies whose primary function is to manufacture or distribute nutritional products that may be used as a part of a weight management program. Sponsor has designated that "Direct Competitors" will include but are not limited to: 1) Jenny Craig Inc., 2) Ediets.com 3) Weight Watchers International, Incorporated.

3. Nutrisystem will be noted as sponsor of the Weight Management Center on 75% of the content within the Weight Management Center on www.drkoop.com public site.

4. Drkoop.com will deliver the following number of advertising impressions over the sponsorship term.-15,952,000. If drkoop.com does not deliver the designated amount of impressions in the weight management center, agreement term will be extended till impressions have been delivered.

5. Sponsor advertising impressions will be distributed in the following areas:

   - Category Placements - 468 x 60 banners and linkable sponsor logos located in the Weight Management Center - 6,984,000

   - Community Placements - 468 x 60 banners in Chat group areas, promotion of spotlight events. Text links in spotlight events. - 166,200

   - Value Added Placements - Home page logo buttons, Sponsorship of drkoop.com newsletter (2), 468 x 60 banners in Dr. Nancy Snyderman, Health and Wellness and Women's health content areas. - 7,577,000

   - Run of Site placements - 120 x 60 and 468 x 60 banners placed throughout drkoop.com at the discretion of drkoop.com. - 1,200,000

   - Pre launch impressions - 120 x 60 and 468 x 60 banners on the drkoop.com home page and fitness center. - 175,000


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                                    EXHIBIT B

                TECHNICAL SPECIFICATIONS FOR ADVERTISING ELEMENTS


File Formats

Naming Convention: (lowercase only, 8.3)

Alternate Text: Use ALT tag; ten words or less

Image Dimensions:

Sponsor Banner: 468 pixels by 60 pixels, 120 pixels by 60 pixels (no animation on 120 x 60 banners)

Home page logo: 88 pixels by 31 pixels, (size subject to change with reformatting of home page)


Image File Format: [GIF/JPEG]

Image File Size: 12 k maximum file size

File Names: Use Sponsor name.: [Sponsor].gif]

Delivery of GIFs

Email - mbaehr@drkoop.com, cc: gsears@drkoop.com

We accept [,CompactPro, zip, gzip, and UNIX tar or compress] format tiles. All formats must be mailed in [ASCII encoding(uuencode, mmencode)].

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